Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 333-143267) of our report dated May 16, 2016, relating to the consolidated financial statements and financial statement schedules of Acorn International, Inc. and its subsidiaries and variable interest entities (the “Group”), appearing in this Annual Report on Form 20-F of the Group for the year ended December 31, 2015.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

May 16, 2016